Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2007 with respect to the consolidated financial statements of HSW International, Inc. for the year ended December 31, 2006 included in the registration statement on Form S-4/A (File No. 333-141286), filed with the Securities and Exchange Commission on July 10, 2007.

/s/ W. T. Uniack & Co. CPA’s P.C.

W.T. Uniack & Co. CPA’s P.C.
Atlanta, Georgia
November 2, 2007